          As filed with the Securities and Exchange Commission on March 21, 2001
                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   VIVUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             2834                        94-3136179
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
                                          1172 CASTRO STREET
                                       MOUNTAIN VIEW, CA 94040
                                            (650) 934-5200


              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                LELAND F. WILSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   VIVUS, INC.
                                172 CASTRO STREET
                             MOUNTAIN VIEW, CA 94040
                                 (650) 934-5200


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                              MARIO M. ROSATI, ESQ.
                              MARK J. CASPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                            -----------------------

                                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                             AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES            TO BE         OFFERING PRICE        AGGREGATE          AMOUNT OF
        TO BE REGISTERED                   REGISTERED         PER SHARE        OFFERING PRICE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
   to be issued under the 1994
   Employee Stock Purchase Plan         400,000 shares(1)        $ 4.23          $ 1,692,000          $ 423
-----------------------------------------------------------------------------------------------------------------
        TOTAL REGISTRATION FEES:
=================================================================================================================

(1) Represents shares of Common Stock which have become available for issuance under the Registrant's 1994 Employee Stock Purchase Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 31, 2000 increasing the number of shares authorized for issuance thereunder by an aggregate of 400,000 shares.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 16, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1994 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 0-23490) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     (a) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on November 13, 2000.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on August 10, 2000.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on May 15, 2000.

     (d) Proxy Statement filed as of April 26, 2000 in connection with the Annual Meeting of Shareholders held on May 31, 2000.

     (e) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on March 21, 2001.


                                   VIVUS, INC.

                                   By: /s/ RICHARD WALLISER
                                      ------------------------------------------
                                      Richard Walliser
                                      Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leland F. Wilson and Richard Walliser, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                              TITLE                         DATE
--------------------------------   -------------------------------------   --------------
/s/ LELAND F. WILSON               President and Chief Executive Officer   March 21, 2001
--------------------------------
Leland F. Wilson


/s/ VIRGIL A. PLACE                Chairman of the Board Director and      March 21, 2001
--------------------------------   Chief Scientific Officer and Director
Virgil A. Place


/s/ RICHARD WALLISER               Vice President of Finance and, Chief    March 21, 2001
--------------------------------   Chief Financial Officer (Principal
Richard Walliser                   Financial and Accounting Officer)


/s/ MARIO M. ROSATI                Director and Secretary                  March 21, 2001
--------------------------------
Mario M. Rosati


/s/ JOSEPH E. SMITH                Director                                March 21, 2001
--------------------------------
Joseph E. Smith


/s/ MARK B. LOGAN                  Director                                March 21, 2001
--------------------------------
Mark B. Logan


/s/ LINDA M. SHORTLIFFE, M.D.      Director                                March 21, 2001
--------------------------------
Linda M. Shortliffe, M.D.

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                                   EXHIBIT DOCUMENT
--------------      --------------------------------------------------------------------------
     5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                    to the legality of securities being registered (Counsel to the Registrant)

    23.1            Consent of Arthur Andersen LLP (Independent Accountants)

    23.2            Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                    (contained in Exhibit 5.1 hereto)

    24.1            Power of Attorney (see signature page)